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                                                                    EXHIBIT 23.7

                          [MOSS ADAMS LLP LETTERHEAD]

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the use in the Registration Statement (Form S-4) of Jordan Industries, Inc. for the registration of $155,000,000 of 10 3/8% Series D Senior Notes due 2007, of our report, dated January 22, 1999, on the consolidated balance sheets of Northern Technologies Holding, Inc., as of December 31, 1997 and 1998, and the related consolidated statements of income, stockholder's equity, and cash flows for the years then ended. We also consent to the reference to our Firm under the caption "Experts."

Moss Adams LLP

Spokane, Washington
May 3, 1999